Exhibit (q)

Power of Attorney

The undersigned Trustees/Directors and officers, as indicated respectively below, of Scudder Advisor Funds, Scudder Advisor Funds II, Scudder Advisor Funds III, Scudder Institutional Funds, Scudder MG Investment Trust, Scudder RREEF Securities Trust, and Scudder Investors Portfolios Trust (each, a “Trust”) and Scudder Cash Management Portfolio, Scudder Treasury Money Portfolio, Scudder International Equity Portfolio, Scudder Equity 500 Index Portfolio, Scudder Asset Management Portfolio, and Scudder Investment Portfolios (each, a “Portfolio Trust”) and Cash Reserve Fund, Inc., Scudder Flag Investors Communications Fund, Inc., Scudder Flag Investors Value Builder Fund, Inc., Scudder Flag Investors Equity Partners Fund, Inc., Scudder RREEF Real Estate Fund, Inc., Scudder RREEF Real Estate Fund II, Inc., Scudder Investors Funds, Inc. and Scudder Investments VIT Funds (each, a “Fund”) each hereby constitutes and appoints Daniel O. Hirsch, Bruce A. Rosenblum and Caroline Pearson, each of them with full powers of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name and on his or her behalf in any and all capacities the Registration Statements on Form N-1A, or N-2, as applicable, and any and all amendments thereto, and all other documents, filed by a Trust, Portfolio Trust or Fund with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust, Portfolio Trust or Fund to comply with such Acts, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned each hereby ratify and confirm as his own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned each hereby revoke any Powers of Attorney previously granted with respect to any Trust, Portfolio Trust or Fund concerning the filings and actions described herein.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of the 19th day of December, 2003.

SIGNATURES	TITLE

/s/ Richard T. Hale Richard T. Hale	Chief Executive Officer of each Trust, Portfolio Trust and Fund; Trustee/Director of each Trust, Portfolio Trust and Fund

/s/ Brenda Lyons Brenda Lyons	President of each Trust, Portfolio Trust and Fund

/s/ Charles A. Rizzo Charles A. Rizzo	Treasurer and Chief Financial Officer of each Trust, Portfolio Trust and Fund

/s/ Richard R. Burt Richard R. Burt	Trustee/Director of each Trust, Portfolio Trust and Fund

/s/ S. Leland Dill S. Leland Dill	Trustee/Director of each Trust, Portfolio Trust and Fund

/s/ Martin J. Gruber Martin J. Gruber	Trustee/Director of each Trust, Portfolio Trust and Fund

/s/ Joseph R. Hardiman Joseph R. Hardiman	Trustee/Director of each Trust, Portfolio Trust and Fund

/s/ Richard J. Herring Richard J. Herring	Trustee/Director of each Trust, Portfolio Trust and Fund

SIGNATURES	TITLE

/s/ Graham E. Jones Graham E. Jones	Trustee/Director of each Trust, Portfolio Trust and Fund

/s/ Rebecca W. Rimel Rebecca W. Rimel	Trustee/Director of each Trust, Portfolio Trust and Fund

/s/ Philip Saunders, Jr. Philip Saunders, Jr.	Trustee/Director of each Trust, Portfolio Trust and Fund

/s/ William N. Searcy William N. Searcy	Trustee/Director of each Trust, Portfolio Trust and Fund

/s/ Robert H. Wadsworth Robert H. Wadsworth	Trustee/Director of each Trust, Portfolio Trust and Fund